SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                  of 1934


       Date of Report (Date of earliest event reported) March 12,1999
                                                        -------------





                         ADRENALIN INTERACTIVE, INC.
                         ---------------------------
           (Exact name of registrant as specified in its charter)




      Delaware                       0-27828              13-3779546
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     (State or other               (Commission           (IRS Employer
     jurisdiction of               File Number)          Identification No.)
     incorporation)


               5301 Beethoven Street, Los Angeles, California 90066
               ----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (310) 821-7880
                                                     -------------

                  -----------------------------------------
        (Former name or former address, if changed since last report)



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ITEM 5.     OTHER EVENTS.

            Attached hereto as Exhibit 99.1 is the Press Release dated March 12, 1999 announcing the execution of a letter of intent to acquire McGlen Micro, Inc. (the "Press Release").


ITEM 7.     FINANCIAL STATEMENT AND EXHIBITS.

            (c)   Exhibits.

                  99.1 Press Release dated March 12, 1999.





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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ADRENALIN INTERACTIVE, INC.


March 23, 1999                      By: /s/ Jay Smith
                                        ------------------------
                                        Jay Smith, III, President
                                        and Chief Executive Officer






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                                                                    EXHIBIT 99.1

Press Release
------------------------------------------------------------------------------

ADRENALIN INTERACTIVE HAS SIGNED LETTER OF INTENT TO ACQUIRE AN E-COMMERCE COMPANY McGLEN MICRO, INC.

Adrenalin Interactive Inc. (NASDAQ: ADRN) announced today that it has signed a Letter of Intent to acquire McGlen Micro, Inc. a Southern California based E-Commerce company in a stock for stock transaction. The shareholders of McGlen Micro would own a substantial majority of the shares of the combined company.

The Letter of Intent is subject to a number of conditions including completion of a definitive agreement and satisfactory due diligence. Either party may cancel this Letter of Intent upon 10 days written notice. There can be no assurance that his proposed acquisition will take place.

McGlen Micro, which was founded 3 years ago, offers over 40,000 computer and related products through its online store, www.mcglen.com. Revenue for McGlen Micro, in the 12 months ended December 31, 1998, including a smaller company acquired since the first of this year, was $16.5 million with a small profit, on an unaudited basis. McGlen Micro's competitors include other E-Commerce companies such as Cyberian Outpost (NASDAQ: COOL), Beyond.com (NASDAQ: BYND) and Onsale Inc. (NASDAQ: ONSL).

Jay Smith CEO of Adrenalin said "The letter of intent represents a significant step in the efforts by Adrenalin to develop Internet related activities and to grow through acquisition. The combination of Internet Entertainment and Internet Commerce is a powerful attraction for a large number of users and it assures our current customers that we will have the resources to satisfy their future needs. We are excited by the prospect of acquiring McGlen Micro, which, while still in the early stages of corporate development, in our view, is a strong and profitable competitor in the E-commerce distribution channel of computer related products."

President of McGlen Micro, George Lee said: "McGlen Micro is proud of its rapid growth as a profitable company. We believe that through the combination of Adrenalin's and McGlen Micro's talents and technologies the combined company will expand our goals and deliver cost effective and quality service to a large and diverse range of customers."

Adrenalin Interactive Inc. develops and licenses console video games for Sony, Nintendo and Sega consoles, entertainment titles for personal computers and Internet "play-to-win-cash" games for the World Wide Web. Adrenalin also



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develops and licenses electronic toys, particularly interactive, Web-powered toys that are refreshed from a PC via the Internet. Adrenalin creates interactive television games for digital set-top boxes and publishes or licenses certain PC games in 24 countries and 15 languages.

McGlen Micro is private company that provides E-Commerce services and products for a wide range of computer related categories. McGlen Micro has a unique consumer interface and software technology that is popular with mass-market consumers. In February 1999, McGlen Micro acquired a similar company, Access Micro Inc., dba AMT Component, Inc. The Offices are in Tustin, CA.

The statements set forth above with respect to the proposed acquisition, the benefits thereof and the potential growth of the combine company are forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995. As such, they are inherently uncertain and should not be unduly relied upon. As to the consummation of the proposed acquisition, uncertainties include the ability of the parties to negotiate definitive agreements, completion of satisfactory due diligence by both parties, the receipt of approval by Adrenalin's shareholders, the satisfaction of other conditions to closing and other uncertainties normally associated with the consummation of business acquisitions. As to the hoped for benefits of the acquisition and potential future growth, uncertainties include the ability to successfully integrate the companies' businesses, technologies and management, the availability of sufficient capital to expand the businesses, customer acceptance on new products, competition and other uncertainties associated with integrating businesses after acquisitions and growth.




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